Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement on Form S-3 of Cryoport, Inc. of our report dated August 14, 2020 relating to the combined financial statements of Chart Cryobiological Storage, appearing in the Current Report on Form 8-K/A filed with the SEC on December 14, 2020. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

December 15, 2020